FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-11

-----Original Message-----
From: Matthew Orrino (WELLS FARGO SECURITI) [mailto:morrino1@bloomberg.net]
Sent: Tuesday, December 17, 2013 4:13 PM
Subject: ***WFRBS 2013-C18 PRICING SPOTS***

--- Original Sender: WELLS ABF SYNDICATE WELLS FARGO, WELLS FARG O SECURITI ---

***WFRBS 2013-C18 PRICING SPOTS***

TREASURIES		SWAPS
2YR 99-27 3/4		2YR 8.25
3YR 99-30 1/4		3YR 6.50
5YR 98-26+		4YR 7.00
7YR 98-23		5YR 7.00
10YR 99-08+		6YR 9.25
30YR 97-28		7YR 4.75
8YR 9.25
9YR 9.00
10YR 5.00
12YR 32.50

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